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                                                                      Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-1 Post-Effective Amendment No. 1 to Registration Statement No. 333-158172 of our report, dated March 17, 2009, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, appearing in the Annual Report on Form 10-K of Lincoln Benefit Life Company for the year ended December 31, 2008, and to the reference to us under the heading "Experts" in the Exhibit,which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 12, 2009